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                                                                               .
                                                                               .
                                                                 Exhibit (d)(11)

                                   SCHEDULE A


FUND                                                                 EFFECTIVE DATE            INITIAL TERM
----                                                                 --------------            ------------
Aston Balanced Fund                                                November 30, 2006         December 31, 2007
Aston Value Fund                                                   November 30, 2006         December 31, 2007
Aston/ABN AMRO Growth Fund                                         November 30, 2006         December 31, 2007
Aston/McDonnell Municipal Bond Fund                                November 30, 2006         December 31, 2007
Aston/ABN AMRO Real Estate Fund                                    November 30, 2006         December 31, 2007
Aston/Montag & Caldwell Balanced Fund                              November 30, 2006         December 31, 2007
Aston/Montag & Caldwell Growth Fund                                November 30, 2006         December 31, 2007
Aston/Optimum Mid Cap Fund                                         November 30, 2006         December 31, 2007
Aston/River Road Dynamic Equity Income Fund                        November 30, 2006         December 31, 2007
Aston/River Road Small Cap Value Fund                              November 30, 2006         December 31, 2007
Aston/TAMRO Large Cap Value Fund                                   November 30, 2006         December 31, 2007
Aston/TAMRO Small Cap Fund                                         November 30, 2006         December 31, 2007
Aston/TCH Fixed Income Fund                                        November 30, 2006         December 31, 2007
Aston/TCH Investment Grade Bond Fund                               November 30, 2006         December 31, 2007
Aston/Veredus Aggressive Growth Fund                               November 30, 2006         December 31, 2007
Aston/Veredus SciTech Fund                                         November 30, 2006         December 31, 2007
Aston/Veredus Select Growth Fund                                   November 30, 2006         December 31, 2007
Aston/ABN AMRO International Fund                                  ________________          ________________
Aston/Optimum Large Cap Opportunity Fund                           December 26, 2006         December 31, 2007
Aston/River Road Small-Mid Cap Fund                                March 28, 2007            December 31, 2007
Aston/Neptune International Fund                                   July 20, 2007             December 31, 2008
Aston/Resolution Global Equity Fund                                July 20, 2007             December 31, 2008
Aston/ABN AMRO Global Real Estate Fund                             July 20, 2007             December 31, 2008
Aston/Montag & Caldwell Mid Cap Growth Fund                        November 1, 2007          December 31, 2008
Aston/ClariVest Mid Cap Growth Fund                                November 1, 2007          December 31, 2008
Aston/Barings International Fund                                   November 1, 2007          December 31, 2008
Aston/Cardinal Mid Cap Value Fund                                  November 1, 2007          December 31, 2008
Aston/SGA International Small-Mid Cap Fund                         November 1, 2007          December 31, 2008

                                   SCHEDULE B


FUND                                                                  ANNUAL FEE RATE
----                                                                  ---------------
Aston Balanced Fund                                     0.70% of the Fund's average daily net assets
Aston Value Fund                                        0.80% of the Fund's average daily net assets
Aston/ABN AMRO Growth Fund                              0.70% of the Fund's average daily net assets
Aston/McDonnell Municipal Bond Fund                     0.60% of the Fund's average daily net assets
Aston/ABN AMRO Real Estate Fund                         1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Balanced Fund                   0.75% of the Fund's average daily net assets
                                                        0.80% for the first $800 million
Aston/Montag & Caldwell Growth Fund                     0.60% over $800 million
                                                        0.80% for the first $100 million
                                                        0.75% for the next $300 million
Aston/Optimum Mid Cap Fund                              0.70% over $400 million
Aston/River Road Dynamic Equity Income Fund             0.70% of the Fund's average daily net assets
Aston/River Road Small Cap Value Fund                   0.90% of the Fund's average daily net assets
Aston/TAMRO Large Cap Value Fund                        0.80% of the Fund's average daily net assets
Aston/TAMRO Small Cap Fund                              0.90% of the Fund's average daily net assets
Aston/TCH Fixed Income Fund                             0.55% of the Fund's average daily net assets
Aston/TCH Investment Grade Bond Fund                    0.50% of the Fund's average daily net assets
Aston/Veredus Aggressive Growth Fund                    1.00% of the Fund's average daily net assets
Aston/Veredus SciTech Fund                              1.00% of the Fund's average daily net assets
Aston/Veredus Select Growth Fund                        0.80% of the Fund's average daily net assets
Aston/ABN AMRO International Fund                       1.00% of the Fund's average daily net assets
Aston/Optimum Large Cap Opportunity Fund                0.80% of the Fund's average daily net assets
Aston/Optimum Large Cap Opportunity Fund                0.80% of the Fund's average daily net assets
Aston/River Road Small-Mid Cap Fund                     1.00% of the Fund's average daily net assets
Aston/Neptune International Fund                        1.00% of the Fund's average daily net assets
Aston/Resolution Global Equity Fund                     1.00% of the Fund's average daily net assets
Aston/ABN AMRO Global Real Estate Fund                  1.00% of the Fund's average daily net assets

FUND                                                                  ANNUAL FEE RATE
----                                                                  ---------------
Aston/Montag & Caldwell Mid Cap Growth Fund             0.85% of the Fund's average daily net assets
Aston/ClariVest Mid Cap Growth Fund                     0.90% of the Fund's average daily net assets
Aston/Barings International Fund                        1.00% of the Fund's average daily net assets
Aston/Cardinal Mid Cap Value Fund                       0.90% of the Fund's average daily net assets
Aston/SGA International Small-Mid Cap Fund              1.20% of the Fund's average daily net assets